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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Arch Coal, Inc. of our report dated January 22, 1999, included in the 1998 Annual Report to Stockholders of Arch Coal, Inc.

Our audits also included the financial statement schedule of Arch Coal, Inc. listed in Item 14(a) as of December 31, 1998 and 1997 and for the years then ended. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. The financial statement schedule as of December 31, 1996 and for the year then ended was audited by other auditors whose report dated January 16, 1997 expressed an unqualified opinion on the schedule. In our opinion, the financial statement schedule for 1998 and 1997 referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in (1) the Registration Statement (Form S-8 No. 333-30565) pertaining to the Arch Coal, Inc. 1997 Stock Incentive Plan and in the related Prospectus, (2) the Registration Statement (Form S-8 No. 333-32777) pertaining to the Arch Coal, Inc. Employee Thrift Plan and in the related Prospectus and (3) the Registration Statement (Form S-8
No. 333-68131) pertaining to the Arch Coal, Inc. Deferred Compensation Plan and in the related Prospectus, of our report dated January 22, 1999, with respect to the consolidated financial statements of Arch Coal, Inc. and subsidiaries incorporated by reference in, and of our opinion with respect to the financial statement schedule of Arch Coal, Inc. listed in Item 14(a) included in, the Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP


ERNST & YOUNG LLP


Louisville, Kentucky
February 26, 1999